UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2011, the board of directors (the “Board”) of Raptor Pharmaceutical Corp. (the “Company”) appointed Suzanne L. Bruhn, Ph.D., Vijay B. Samant and Timothy P. Walbert to the Board.  The appointment of Dr. Bruhn, Mr. Samant and Mr. Walbert to the Board became effective immediately.

Dr. Bruhn, Mr. Samant and Mr. Walbert will each receive the standard director compensation arrangement consisting of a prorated annual cash compensation of $48,000, and each of Dr. Bruhn, Mr. Samant and Mr. Walbert was granted stock options to purchase 75,000 shares of the Company’s common stock at an exercise price of $3.33 per share.  These stock options vest 6/48ths on the six-month anniversary of such grant and 1/48th per month thereafter and expire ten years from grant date.

Item 8.01  Other Events.

A copy of the press release announcing the appointment of Dr. Bruhn, Mr. Samant and Mr. Walbert to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On April 13, 2011, the Company issued a press release announcing the appointment of Kathlene L. Powell as Vice President, Quality Operations of the Company.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of April 13, 2011	X
99.2	Press release issued by the Company dated as of April 13, 2011	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: April 13, 2011	By:	/s/ Kim R. Tsuchimoto
	Name: Title:	Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of April 13, 2011	X
99.2	Press release issued by the Company dated as of April 13, 2011	X